UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant

Check the appropriate box:
☐    Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12
Oklo Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OKLO INC.
3190 Coronado Dr.
Santa Clara, CA 95054

April 21, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Oklo Inc. at 12:00 p.m. Eastern time, on Wednesday,
June 3, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Annual Meeting of Stockholders and proxy statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “Who can attend the Annual Meeting?” of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

/s/ Jacob DeWitte

Jacob DeWitte
Chairman and Chief Executive Officer

OKLO INC.
3190 Coronado Dr.
Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 3, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Oklo Inc., a Delaware corporation (the “Company”), will be held at 12:00 p.m. Eastern time on Wednesday, June 3, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OKLO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•To elect Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters as Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 6, 2026, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

/s/ Jacob DeWitte

Jacob DeWitte
Chairman and Chief Executive Officer
Santa Clara, California
April 21, 2026

OKLO INC.
3190 Coronado Dr.
Santa Clara, CA 95054

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Oklo Inc., a Delaware corporation (“Oklo,” the “Company,” “we,” “us,” or “our”; prior to the consummation of the business combination with AltC Acquisition Corp. on May 9, 2024, “Legacy Oklo”), of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 3, 2026 (the “Annual Meeting”), at 12:00 p.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OKLO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of our common stock as of the close of business on April 6, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. As of the Record Date, there were 173,919,838 shares of common stock outstanding and entitled to vote at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 21, 2026, to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 3, 2026
This Proxy Statement and our 2025 Annual Report to Stockholders are available at www.proxyvote.com
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters as Class II Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct.

If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
•FOR the election of Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters as Class II Directors; and
•FOR the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement
Why you received this Proxy Statement. You are viewing or have received these proxy materials because Oklo’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Oklo is making this Proxy Statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 21, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 6, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date. Each outstanding share of our Class A common stock ("common stock") is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 173,919,838 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are an Oklo stockholder who is entitled to vote at the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OKLO2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 12:00 p.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our amended and restated bylaws (“Amended and Restated Bylaws”) to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers as applicable. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone – You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail – You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail and return it in the postage-paid envelope, which was provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•Electronically at the Meeting – If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 2, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change or revoke my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Oklo at our corporate offices prior to or at the Annual Meeting; or
•by attending the Annual Meeting, revoking the prior proxy and voting again.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary at our corporate offices before your proxy is voted or you vote online during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?
Our Corporate Secretary will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OKLO2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A technical assistance phone number will be made available to you on the virtual meeting registration page fifteen (15) minutes prior to the start of the Annual Meeting to assist you with any technical difficulties you may have in accessing the virtual meeting website.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal, however they would have no effect under the applicable voting standard.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the other proposals before the Annual Meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, three Class II Directors are to be elected to hold office until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified.
We currently have eleven directors on our Board, spread across three classes. Our current Class II Directors are Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters. The Board has nominated Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters for re-election as Class II Directors at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2029 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Michael Klein, Lt. Gen. (ret.) John Jansen, Derek Kan, and David Park; the current Class II Directors are Caroline DeWitte, Richard W. Kinzley, and Dr. Mark Peters; and the current Class III Directors are Jacob DeWitte, Michael Thompson, Daniel B. Poneman, and David A. Christian.
Our Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that Ms. DeWitte, Mr. Kinzley, or Dr. Peters should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that Ms. DeWitte, Mr. Kinzley, or Dr. Peters will be unable to serve if elected. Each of Ms. DeWitte, Mr. Kinzley, and Dr. Peters has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board
The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Nominees For Class II Directors (terms to expire at the 2029 Annual Meeting)

The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Oklo
Caroline DeWitte	43	2024	Director, Chief Operating Officer
Richard W. Kinzley	60	2024	Director
Dr. Mark Peters	61	2026	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the 2026 Annual Meeting are as follows:
Caroline DeWitte
Caroline DeWitte has served as our Chief Operating Officer and a member of our Board since May 2024. Ms. DeWitte co-founded Legacy Oklo and served as its Chief Operating Officer and a member of the board of directors of Legacy Oklo from its inception in July 2013 until May 2024. From 2018 to 2019, Ms. DeWitte was a member of the U.S. Department of Energy Nuclear Energy Advisory Committee and was a panel member of the ninth Clean Energy Ministerial in May 2018. Prior to founding Oklo, Ms. DeWitte served as a marketing and engineering consultant from March 2011 to July 2013, and studied nuclear engineering at the Massachusetts Institute of Technology from 2007 to 2010. From 2006 to 2007, Ms. DeWitte served in a leadership role in the inaugural year of the Center for the Creation of Economic Wealth at the University of Oklahoma, a role which involved identifying technologies for commercialization and managing teams engaged in commercialization of technologies. From May 2005 to August 2005, Ms. DeWitte served as a Programs Analysis and Evaluation Intern in the Office of the Secretary of Defense of the United States. Ms. DeWitte is a recipient of the University of Oklahoma Regent’s Outstanding Alumni Award. Ms. DeWitte holds a S.M. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.A. in Economics and a B.S. in Mechanical Engineering from the University of Oklahoma. We believe that Ms. DeWitte is well-qualified to serve on the Board because of the perspective and experience she provides as Legacy Oklo’s former Chief Operating Officer, her industry experience and her educational background in nuclear engineering. Caroline DeWitte and Jacob DeWitte are married to each other.

Richard W. Kinzley

Richard W. Kinzley has served as a member of our Board since May 2024. Prior to joining our Board, Mr. Kinzley served in various leadership roles at Black Hills Corporation, an investor-owned multi-state electric and gas utility, most recently as Senior Vice President and Chief Financial Officer from January 2015 until his retirement in July 2023. Mr. Kinzley previously served as Black Hills Corporation’s Vice President and Corporate Controller from January 2013 until December 2014 and as its Vice President, Strategic Planning and Corporate Development from October 2008 until December 2012. Mr. Kinzley began his career at Peat Marwick International (now KPMG LLP). Mr. Kinzley holds a Bachelor of Science in Business Administration, emphasis in Accounting, from the University of South Dakota. We believe that Mr. Kinzley is well-qualified to serve as a member of our Board because of his many years of public accounting experience and his experience in the energy industry.
Dr. Mark Peters

Dr. Mark Peters has served as a member of our Board since April 2026. Dr. Peters is the president and chief executive officer of MITRE, the global not-for-profit company that manages R&D centers around the world. A recognized expert in nuclear energy and national security, Dr. Peters spent more than 25 years leading scientific and engineering discovery for federally funded R&D centers. Prior leadership roles include serving as the executive vice president for laboratory management and operations at Battelle Memorial Institute, director of the Idaho National Laboratory, and president of Battelle Energy Alliance LLC, all of which are large R&D centers focused on nuclear energy, national and homeland security, and energy and environmental science and technology. Dr. Peters also served two years as chair of the National Laboratory Directors’ Council, an independent body that coordinates initiatives and advises the Department of Energy and other national laboratory stakeholders. Dr. Peters was awarded the 2023 Henry DeWolf Smyth Nuclear Statesman Award, which recognizes individuals for outstanding service in developing and guiding the peaceful uses of nuclear energy. He is a member of the National Academy of Engineering and the Virginia Academy of Science, Engineering, and Medicine. Dr. Peters is a Fellow of the American Nuclear Society (ANS), where he also serves as ANS Vice President and President-Elect. He also serves on the Idaho Power Board and the National Academies Board on Human-Systems Integration. Dr. Peters holds a bachelor’s degree in geology from Auburn University and a doctorate in geophysical sciences from the University of Chicago. We believe that Dr. Peters is well-qualified to serve as a member of our Board because of his many years of research and development experience and his experience in the nuclear energy industry.

Continuing members of the Board:
Class I Directors (terms to expire at the 2028 Annual Meeting)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Oklo
Michael Klein	62	2021	Director
Lt. Gen. (ret.) John Jansen	63	2024	Director
Derek Kan	47	2026	Director
David Park	60	2026	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Michael Klein

Michael Klein has served as a member of the Board since February 2021 and previously served as Chairman from February 2021 to May 2024. Mr. Klein also served as our Chief Executive Officer and President from February 2021 until July 2021. Mr. Klein is currently the Chief Executive Officer, President and Chairman of the board of directors of Churchill Capital Corp IX, Churchill Capital Corp. X and Churchill Capital Corp. XI, all three (3) of which are blank check companies whose respective sponsors are affiliates of M. Klein Associates, Inc., a New York corporation ("MKA"). Mr. Klein was the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019. Mr. Klein served as a member of the board of directors of Clarivate Plc from May 2019 until October 2020. Mr. Klein was the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp II, a blank check company formed in 2019. Churchill Capital Corp II merged with Skillsoft Corp. in June 2021, and Mr. Klein currently serves on the board of directors of Skillsoft Corp. Mr. Klein was also the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp III, a blank check company formed in 2019. Churchill Capital Corp III merged with MultiPlan, Inc. in October 2020, changing its name to Claritev Corporation in February 2025, and Mr. Klein currently serves on the board of directors of Claritev Corporation. Mr. Klein was also the founder, Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp IV, a blank check company formed in 2020. Churchill Capital Corp IV merged with Lucid Group, Inc. in July 2021. Mr. Klein was also previously the Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp V, a blank check company whose sponsor is an affiliate of MKA, from its initial public offering until November 2023, and Chief Executive Officer, President and Chairman of the Board of Directors of Churchill Capital Corp VI, a blank check company whose sponsor is an affiliate of MKA, from its initial public offering until December 2023. Mr. Klein is the founder and managing partner of M. Klein and Company, LLC, which he founded in 2012. M. Klein and Company, LLC is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein currently serves on the Board of Directors of the following private entities: Garden State Capital Affiliates, Magic Leap, TBG AG and Evolution Media Capital. He previously served on the Board of Directors of the following public entities: Credit Suisse Group AG and NFL Hall of Fame Resort and Entertainment Company. Mr. Klein's background in strategic advisory work was built during his 30 year career, including more than two decades at Citigroup and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelor of Science in Economics with concentrations in finance and accounting. We believe that Mr. Klein is well-qualified to serve as a member of our Board due to his significant investment banking and advisory experience.
Lt. Gen. (ret.) John Jansen

Lieutenant General (ret.) John Jansen has served as a member of our Board since May 2024. Lt. Gen. (ret.) Jansen served in the United States Marine Corps from 1986 through his retirement in October 2021. He culminated his career as a Lieutenant General (three-star general), serving as the Deputy Commandant for Programs and Resources of the Marine Corps, and as the Chairman of the Board of Directors of Marine Corps Community Services. His distinctive career as a combat Marine, fighter pilot, carrier pilot, TOPGUN graduate, and commanding officer, included positions as Commandant of the Eisenhower School of National Security and Resource Strategy, National Defense University (Major General); Commanding General, 3rd Marine Expeditionary Brigade (Brigadier General); and Assistant Deputy Commandant for Programs and Resources (Brigadier General). From August 2022 to January 2024, he served as the Chief Transformation Officer, then as the Managing Director of the EMEA business unit for Luminator Technology Group. He graduated from Indiana University with a Bachelor of Science degree in Business Administration/ Finance from the Kelley School of Business. He is also a graduate of NATO Defense College in Rome and of the Navy Fighter Weapons School (TOPGUN). We believe that Lt. Gen. (ret.) Jansen is well-qualified to serve as a member of our Board because of his leadership, strategic decision-making and financial experience demonstrated over nearly forty years of military and commercial service.

Derek Kan

Derek Kan has served as a member of our Board since April 2026. Mr. Kan is a senior executive whose career bridges the worlds of technology, high-growth startups, public company board governance, and federal policy. Kan currently serves as Vice President of Business Operations at Shopify, where he led company-wide strategy and spearheaded AI implementation and technology cost optimization across its global operations. He joined Shopify following its acquisition of Deliverr, a technology-enabled e-commerce fulfillment platform where he served as Chief Business Officer. He also served as General Manager for Lyft in Southern California, then the largest ridesharing market in the world. Earlier in his government career, Mr. Kan issued the first federal guidance framework for autonomous vehicles and launched a national drone pilot program, positioning him at the intersection of technology policy and emerging innovation. Mr. Kan currently serves as Vice Chairman of the United States Postal Service Board of Governors, appointed by President Biden and unanimously confirmed by the Senate in May 2022. Mr. Kan also serves on the Board of Directors of Toll Brothers (NYSE: TOL), the nation's leading luxury homebuilder, and Globe Life Inc. (NYSE: GL), a company that offers a range of insurance products. Mr. Kan previously served on the board of Amtrak, where he helped guide the railroad from a $300 million annual operating loss to breakeven, and as a Board Observer for Rand Logistics (now Mainstay). Mr. Kan has also spent a significant amount of time in public service, serving as Deputy Director of the White House Office of Management and Budget, Under Secretary for Policy at the U.S. Department of Transportation, and as Chief Economic Policy Advisor to the then majority leader of the U.S. Senate. We believe that Mr. Kan is well-qualified to serve as a member of our Board because of his familiarity and experience with the U.S. federal government, his financial and accounting acumen and his extensive experience in the area of innovation and the implementation of new technologies.
David Park

David Park has served as a member of our Board since April 2026. Mr. Park is the current CEO of Standard Lithium (NYSE: SLI), a publicly-traded commercial lithium company operating multiple facilities across the United States. Mr. Park has a strong energy and industrial sector background, with over 28 years of increasing responsibilities at a range of companies, including as President of Koch Strategic Platforms, Senior Vice President of Strategy and Business Development of Georgia-Pacific, LLC, President of TrueNorth Energy, and CFO of Koch’s Canadian exploration and production, pipeline, and energy trading business at Koch Exploration. Mr. Park also has nuclear experience: early in his career, he was an International Business Development Specialist at Atomic Energy of Canada Ltd. Mr. Park is an experienced Board member, and has served previously on the boards of a number of energy, technology, and industrial companies, including Unisource, Guardian Industries, Molex, and Mavenir. Mr. Park holds a Bachelor of Science in Economics from Texas A&M University and a Master of Arts in Economics from George Mason University. We believe that Mr. Park is well-qualified to serve as a member of our Board because of his extensive experience in the energy and industrial sectors.

Class III Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Oklo
Jacob DeWitte	40	2024	Director, Chairman of the Board, Chief Executive Officer
Michael Thompson	49	2025	Director
Daniel B. Poneman	70	2025	Director
David A. Christian	71	2026	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Jacob DeWitte

Jacob DeWitte has served as our Chief Executive Officer and a member of our Board since May 2024, and has served as Chairman of the Board since April 2025. Mr. DeWitte co-founded Legacy Oklo and served as its Chief Executive Officer and a member of the board of directors of Legacy Oklo from its inception in July 2013 until May 2024. Prior to founding Oklo, Mr. DeWitte was a Ph.D. candidate at the Massachusetts Institute of Technology from January 2011 to June 2014. In total, Mr. DeWitte studied nuclear engineering between the years of 2004 and 2014, and worked in several companies, national laboratories, and nuclear laboratories starting in 2002 in the capacity of an intern or fellow. Mr. DeWitte also served as a director on the board of the American Nuclear Society from June 2009 to June 2011. From June 2009 to August 2009 and from May 2011 to August 2011, Mr. DeWitte served as Visiting Fellow in the United States Naval Nuclear Laboratory. From May 2008 to September 2008, Mr. DeWitte served as a research intern at General Electric. Mr. DeWitte served as an Intern at Sandia National Laboratories during the summers of 2002, 2003, 2006, and 2007. From May 2005 to August 2005, Mr. DeWitte served as an intern at Urenco Limited, a supplier of nuclear enrichment services and fuel cycle products. Mr. DeWitte holds a Ph.D. and S.M. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S. in Nuclear and Radiological Engineering from the University of Florida. We believe that Mr. DeWitte is well-qualified to serve on our Board because of the perspective and experience he provides as Legacy Oklo’s former Chief Executive Officer, his industry experience and his educational background in nuclear engineering.
Michael Thompson

Michael Thompson has served as a member of our Board since March 2025. Mr. Thompson has served as the managing partner of Reinvent Capital, a private investment fund focused on technology companies, since 2017. He also served as the Chief Executive Officer and director of Reinvent Technology Partners from 2020 to 2021. Prior to Reinvent Capital, Mr. Thompson was the founder and managing partner of BHR Capital, a New York-based hedge fund. In addition, he has served as an advisor and board member for several technology companies. Mr. Thompson holds a Bachelor of Business Administration in International Finance from the Honors Program at the University of Georgia. We believe that Mr. Thompson is well-qualified to serve on our Board due to his significant investment and board experience in the technology industry.
Daniel B. Poneman

Daniel B. Poneman has served as a member of our Board since March 2025. Mr. Poneman has served as President and Chief Executive Officer of Poneman Strategies LLC since 2024. From 2015 to 2023, Mr. Poneman served as President and Chief Executive Officer of Centrus Energy Corp., where he was responsible for launching the first U.S.-technology enabled domestic uranium enrichment production since 1954. Prior to his role at Centrus Energy Corp., Mr. Poneman served as Deputy Secretary of Energy at the U.S. Department of Energy from 2009 to 2014, where he played a key role in the implementation of the Recovery Act of 2009 and was responsible for infrastructure investments and the transition to clean energy, including nuclear industry initiatives. Mr. Poneman holds a Bachelor of Arts in Government & Economics and a JD degree from Harvard University, as well as an MLitt in Politics from Oxford University (Lincoln College) in England. We believe that Mr. Poneman is well-qualified to serve on our Board due to his significant government and energy industry experience.

David A. Christian

David A. Christian has served as a member of our Board since April 2026. Mr. Christian is the former executive vice president and chief innovation officer for Dominion Energy. Christian joined Virginia Power in 1976 and has held a variety of management positions with the company. Before being named CEO-Dominion Generation Group in June 2009, Mr. Christian was chief nuclear officer of the company’s Dominion Nuclear business unit. He became chief executive officer of the Energy Infrastructure Group and CEO-Dominion Virginia Power in January 2016 and assumed his post before retiring in January 2017. Mr. Christian is chairman of the National Nuclear Accrediting Board and served on the management committee of the Institute for Electric Innovation at the Edison Electric Institute. He is past chairman of the board of directors of Nuclear Energy Insurance Ltd., for which he also served on its executive and governance committees. He served as a board member of the Foundation for Nuclear Studies and board member emeritus of CultureWorks. We believe that Mr. Christian is well-qualified to serve on our Board due to his significant nuclear energy industry experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit committee of the Board (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP has served as our independent registered public accounting firm since 2024. Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement if they desire to do so.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal; however broker non-votes will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025, and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

/s/ Richard W. Kinzley (Chairperson)
/s/ Lt. Gen. (ret.) John Jansen
/s/ Michael Thompson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Change of Independent Registered Public Accounting Firm in 2024
Effective October 9, 2024, the Audit Committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.
Marcum’s audit reports on the Company’s financial statements as of and for the year ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through October 9, 2024: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years, and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in Legacy Oklo’s internal control over financial reporting for the fiscal year ended December 31, 2022, which were remediated in 2023, as disclosed in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024.
Effective October 10, 2024, the Audit Committee approved the appointment of Deloitte & Touche LLP as its new independent registered public accounting firm. The Company has authorized Marcum to respond fully to the inquiries of Deloitte, as the successor independent registered accounting firm.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through October 9, 2024, neither the Company nor anyone acting on its behalf consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Please see the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2024 for additional information.
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us during the year ended December 31, 2025 and the year ended December 31, 2024:

	2025	2024
Audit Fees	$2,090,000	$764,000
Audit-Related Fees	$30,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,120,000	$764,000
Audit Fees

Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of other audit and attest services not required by statute or regulation. Audit-related fees for the year ended December 31, 2025 relate to services rendered by Deloitte & Touche LLP for required agreed-upon procedure reports related to our Company's compliance with the financial test to demonstrate financial assurance, as specified in Title 10 C.F.R. Part 30, for the licensing of one of the Company's subsidiaries, Abundantia Isotopes LLC, as of and for the year ended December 31, 2024.
Tax Fees
Tax fees consist of fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice. There were no tax fees during the years ended December 31, 2025 or 2024.

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the Audit Committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s and the PCAOB’s rules on auditor independence. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approvals from the Audit Committee or the Chairperson of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
Rule 2-01(c)(7)(i)(C) of Regulation S-X provides a “de minimis” exception which waives the pre-approval requirements for non-audit services provided that:
(1) all such services do not aggregate to more than five percent of total revenues paid by the audit client to its accountant in the fiscal year when services are provided, (2) such services were not recognized by the issuer to be non-audit services at the time of the engagement, and (3) such services are promptly brought to the attention of the Audit Committee of the issuer and approved prior to the completion of the audit by the Audit Committee or one or more designated representatives. During the year ended December 31, 2025 all services were pre-approved.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position with Oklo
Jacob DeWitte(1)	40	Chief Executive Officer and Director
Caroline DeWitte(2)	43	Chief Operating Officer and Director
R. Craig Bealmear	59	Chief Financial Officer
William Goodwin	41	Chief Legal and Strategy Officer

(1)See biography on page 10 of this Proxy Statement.
(2)See biography on page 7 of this Proxy Statement.

R. Craig Bealmear

R. Craig Bealmear has served as the Company’s Chief Financial Officer since May 2024. He previously served as Legacy Oklo’s Chief Financial Officer from August 2023 until May 2024. Since April 2023, Mr. Bealmear has served as an advisor to Trindent Consulting, a management consulting firm. From April 2021 to December 2022, Mr. Bealmear served as the Chief Financial Officer of Renewable Energy Group, Inc., a producer of advanced biofuels that was acquired by Chevron Corporation in June 2022. Prior to joining Renewable Energy Group, Inc., Mr. Bealmear held several positions at BP plc (“BP”), including serving as the Chief Financial Officer — North America Downstream at BP from March 2015 to December 2020 and as the Deputy Chief Financial Officer; Refining and Marketing Segment at BP from January 2013 to February 2015. Prior to that, Mr. Bealmear held numerous Finance, Strategy and Commercial roles with BP and Atlantic Richfield Corporation over a 28-year career in both the United States and United Kingdom. Mr. Bealmear holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Business Administration from Bellarmine University and serves on the University's Board of Trustees.

William Goodwin

William Goodwin has served as the Company’s Chief Legal and Strategy Officer since August 2024. Prior to joining the Company, Mr. Goodwin held senior leadership roles at Joby Aviation, including special projects and strategy. He also supported Department of Defense initiatives and worked closely with Joby Aviation's government affairs and legal teams as Deputy General Counsel, contributing to Joby Aviation's regulatory strategy and overall growth. Prior to joining Joby Aviation, Mr. Goodwin was Head of Policy, Regulatory, and Legal at Skyryse, and General Counsel and Vice President of Policy at AirMap, where he drove global government affairs and legal operations. Mr. Goodwin holds a JD from UCLA School of Law, an M.A. in Political Philosophy from Claremont Graduate University, and a B.A. in Classics from the University of Southern California.

CORPORATE GOVERNANCE
General
Our Board is committed to sound and effective corporate governance practices. We continue to develop and evolve, and our Board continues to support and oversee our governance framework to align with the priorities and interests of our various stakeholders.

Our corporate governance highlights include:

•Lead independent director
•Majority independent Board
•Annual Board and Committee performance assessments
•Board-level oversight of governance matters
•Prohibition on hedging, pledging, and short sales
•Clawback policy for incentive compensation
•Stock ownership guidelines for directors, executive officers, and employees

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investors” page of our website located at www.oklo.com.
Director Independence
The listing standards of the New York Stock Exchange (“NYSE”) require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating and corporate governance committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has determined that Michael Thompson, Lt. Gen. (ret.) John Jansen, Richard W. Kinzley, Daniel B. Poneman, David A. Christian, Derek Kan, David Park, and Dr. Mark Peters are considered “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act. In making this determination, our Board considered the relationships that each director has with Oklo and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock.
Executive Sessions
Our independent directors meet in executive session on a regularly scheduled basis.
Director Candidates
The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. In its most recent searches for potential candidates for the Board, the Nominating and Corporate Governance Committee engaged Korn Ferry to help identify, evaluate, and screen candidates.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; ability to make mature business judgments; variety in expertise and background; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and executive compensation practices; and whether the candidate has the time required to serve on the Board and any relevant committees. The Board evaluates each individual in the context of the Board as a whole, with the objective of ensuring that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Oklo Inc., 3190 Coronado Dr. Santa Clara, CA 95054 in accordance with the Amended and Restated Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by interested parties, including stockholders, and will respond if and as appropriate. Interested parties may send communications to investors@oklo.com. Our senior director of investor relations is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Corporate Secretary, Oklo Inc., 3190 Coronado Dr., Santa Clara, CA 95054.
Board Leadership Structure and Role in Risk Oversight
Our Board is comprised of individuals with extensive experience in finance and accounting, the energy and financial services industries, and public company management. Our Corporate Governance Guidelines provide that the Board will select the Chair of the Board and the Chief Executive Officer in accordance with the Certificate of Incorporation and the Amended and Restated Bylaws and based upon the best interests of the Company at any point in time. The Board does not have a policy that requires the separation of these two roles. The Board may separate or combine the roles of the Chair of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Currently, the roles of Chair of the Board and Chief Executive Officer are not separated, and our Board has appointed Jacob DeWitte, our Chief Executive Officer, to serve as Chair of the Board. Our Board believes that our Chief Executive Officer is best suited to serve as Chair of the Board, because he is one of the directors most familiar with our Company’s business and industry, and most capable of effectively identifying strategic priorities for our Company, leading the Board in discussion regarding our business and strategic direction, and focusing the Board on execution of strategy.

Our Company believes that board independence is an important aspect of corporate governance. Our Board engages in best practices such as performing committee- and board-level assessments. Further, eight of our eleven directors are independent under the NYSE listing standards.

Mr. Thompson serves as our lead independent director. The lead independent director attends each meeting of the Board and his responsibilities include presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors; and serving as liaison between the Chairman and the independent directors. The lead independent director also has the authority to call executive sessions of the independent directors.
Our Board believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our independent directors and our corporate governance practices, which include regular communication with and interaction between and among our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and the independent directors. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. In accordance with those policies and our Corporate Governance Guidelines, the Board and the Board’s committees have an active role in overseeing management of the Company’s risks.
Our Board, as a whole and through its Committees, maintains responsibility for the oversight of risk management. Oversight responsibilities are primarily conducted through the Committees, each of which considers risks within its respective areas of responsibility. As provided in the Audit Committee Charter, the Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, including cybersecurity risks. Relatedly, senior leadership regularly provides updates to the Audit Committee on the status and outcomes of internal audits evaluating security risks posed by our systems, controls, and processes. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans, equity incentive plans and other compensatory arrangements. The Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance framework. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board has an active role in overseeing management of the Company’s risks and will be regularly informed through committee reports about such risks, including regularly reviewing information regarding the Company's credit, liquidity, and operations, as well as the risks associated with each.

Management is responsible for the day-to-day handling of our Company’s risks, implementing and supervising risk management processes and policies, and reporting regularly to the Board and its Committees. All Committees receive regular reports from senior management responsible for monitoring and mitigating particular risk exposures within the purview of such Committee, including operational, product, economic, financial, legal, regulatory, and competitive risks. At the management level, we have established disclosure controls to monitor our compliance with securities disclosure obligations. Our Board regularly discusses with management the policies and practices utilized by management in assessing and managing long- and short-term internal and external risks and provides input on those policies and practices.

Code of Conduct
The Board has adopted a Code of Conduct that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of the Company’s Code of Conduct has been posted on the Company’s website, www.oklo.com, in the “Governance” section under “Investors.” The Company will post amendments to its Code of Conduct or waivers of its Code of Conduct for directors and officers on the same website.

Insider Trading Policy and Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which governs the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees. This Policy is reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. The policy prohibits our directors, officers and employees and any entities they control from engaging in all transactions involving our securities, subject to certain exceptions, including, without limitation, purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board at Meetings and Corporate Governance Guidelines
There were seven scheduled meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at www.oklo.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chairperson of the appropriate committee in advance of such meeting.
Director Attendance at Annual Meeting of Stockholders
We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders, although we encourage our directors to attend such meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Lt. Gen. (ret.) John Jansen	X	Chairperson
Richard W. Kinzley	Chairperson		X
Michael Thompson	X	X
Daniel B. Poneman		X	Chairperson

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include, among other things:
•selecting a qualified firm to serve as the independent auditor to audit the Company’s financial statements;
•supervising and evaluating the independent auditor;
•evaluating the independence of the independent auditor;
•approving audit and non-audit services and fees;
•reviewing and discussing the Company’s interim and year-end financial statements;
•reviewing and discussing the Company’s financial statements, including the scope and timing of the annual audit of the Company’s financial statements, with management and the independent auditor;
•overseeing the Company’s financial activities;
•reviewing and discussing internal controls;
•discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, including cybersecurity risks;
•reviewing, with counsel, legal or regulatory matters that could have a material impact on the Company’s financial statements;
•reviewing disclosure controls and procedures;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters;
•reviewing related party transactions;
•setting policies with regard to hiring employees or former employees of the Company’s independent auditor;
•reviewing and discussing reports from the independent auditor, including any matters required to be communicated under relevant laws and regulations;
•overseeing the Company's enterprise risk management process; and
•reviewing and assessing the Company’s stockholder engagement process.

The Audit Committee charter is available on our website at www.oklo.com. The members of the Audit Committee are Mr. Kinzley, Lt. Gen. (ret.) Jansen, and Mr. Thompson. Mr. Kinzley serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Kinzley, Lt. Gen. (ret.) Jansen, and Mr. Thompson meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. In addition, our Board has determined that Richard W. Kinzley qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee held seven meetings in 2025.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers and non-employee directors. Our Compensation Committee’s responsibilities include, among other things:
•reviewing, approving, and determining the compensation of the Company’s Chief Executive Officer, and in consultation with the Company's Chief Executive Officer, the Company’s other executive officers;
•recommending to the Board the form and amount of compensation, including equity awards, paid to non-employee directors for service on the Board or any committee thereof;
•administering the Company’s equity compensation plans;
•reviewing, approving, and making recommendations to the Board regarding the Company’s incentive compensation and equity compensation plans; and
•overseeing and reviewing general policies relating to compensation and benefits of the Company’s employees.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.oklo.com, the Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisers (independent or otherwise), to assist in carrying out its responsibilities. In 2025, the Compensation Committee continued to engage compensation consultant CBIZ, Inc. (“CBIZ”), to assist in reviewing and designing our executive and non-employee director compensation programs. CBIZ reports directly to the Compensation Committee. The Compensation Committee has considered the advisor independence factors required under SEC rules as they relate to the advice CBIZ provides to the Compensation Committee and has determined that CBIZ’s work does not raise a conflict of interest.
Under its charter, the Compensation Committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to two or more officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The Compensation Committee has delegated to our Chief Executive Officer and our Chief Financial Officer, jointly in their capacity as officers of the Company, the authority to grant certain equity awards to our employees, other than our executive officers.
The members of our Compensation Committee are Lt. Gen. (ret.) Jansen, Mr. Poneman, and Mr. Thompson. Lt. Gen. (ret.) Jansen serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee held seven meetings in 2025.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee currently serves, or in the past year has served, as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors and developing and maintaining our corporate governance policies. Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•identifying, evaluating, and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;
•evaluating the performance of the Board and of individual directors;
•considering, and making recommendations to the Board regarding, the composition of the Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of the corporate governance practices and reporting; and
•developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.
The Nominating and Corporate Governance Committee charter is available on our website at www.oklo.com. The members of our Nominating and Corporate Governance Committee are Mr. Poneman and Mr. Kinzley. Mr. Poneman serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee is responsible for reviewing periodically the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors. On an annual basis, the Board and each Committee respond to assessment questionnaires that address the performance of the Board and each Committee. The assessments spanned various areas, including, but not limited to, the operations of the Board, structure of the Board, strategy implementation and oversight, internal controls, audit, compensation strategy, governance activities, dynamics and interaction with management, information flow and resources, and structure of each Committee. The results of such assessments are tabulated by the Corporation’s Corporate Secretary, who then discusses and reports to the Nominating and Corporate Governance Committee and the Board on the results and any proposed action items to improve the functioning of the Board or any Committees.
The Nominating and Corporate Governance Committee held three meetings in 2025.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
Oklo firmly believes that our employees, including our named executive officers, are a key differentiator that enables us to achieve our ambitious goals. Accordingly, we take the topics of employee compensation, and executive compensation in particular, very seriously. To achieve our ambitious goals, we have designed our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

We are an “emerging growth company” under applicable federal securities laws and, therefore, permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End table.

In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes, and we are not required to provide the executive compensation “pay ratio” disclosure under Item 402(u) of Regulation S-K or the “pay versus performance” disclosure under Item 402(v) of Regulation S-K.

This section discusses the material components of the executive compensation program for our “named executive officers” who are listed in the “Summary Compensation Table” below. In 2025, our named executive officers were as follows:

Name	Title as of December 31, 2025
Jacob DeWitte	Chief Executive Officer and Director
Caroline DeWitte	Chief Operating Officer and Director
R. Craig Bealmear	Chief Financial Officer

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Compensation ($)	All Other Compensation ($)(4)	Total ($)
Jacob DeWitte	2025	625,000	406,250	5,991,910	—	—	14,000	7,037,160
Chief Executive Officer	2024	425,095	587,548	2,622,475	—	—	13,800	3,648,918

Caroline DeWitte	2025	440,000	286,000	1,299,495	—	—	14,000	2,039,495
Chief Operating Officer	2024	357,981	278,990	1,835,730	—	—	13,716	2,486,417

R. Craig Bealmear	2025	440,000	440,000	4,973,895	—	—	14,000	5,867,895
Chief Financial Officer	2024	362,308	281,154	1,835,730	—	—	13,308	2,492,500

(1)Amounts listed for 2025 include discretionary bonuses earned by our named executive officers for their performance with respect to the fiscal year ended December 31, 2025 and paid in early 2026 in the following amounts: Mr. DeWitte, $406,250; Ms. DeWitte, $286,000; and Mr. Bealmear, $440,000. Amounts listed for 2024 include discretionary bonuses earned by our named executive officers for their performance with respect to the fiscal year ended December 31, 2024 and paid in early 2025 in the following amounts: Mr. DeWitte, $212,548; Ms. DeWitte, $178,990; and Mr. Bealmear, $181,154. This column also includes a one-time discretionary cash bonus paid to Mr. DeWitte in the amount of $250,000 in recognition of his efforts towards the Company’s execution of the February 2024 LOI, and one-time discretionary cash transaction bonuses paid to our named executive officers in recognition of their efforts towards the Closing (as defined below) of the Business Combination (as defined below) in the following amounts: Mr. DeWitte, $125,000; Ms. DeWitte, $100,000; and Mr. Bealmear, $100,000.
(2)Amounts reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted to our named executive officers during the applicable year calculated in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the applicable named executive officer. See Note 10—Stock-based Compensation to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2026 for a discussion of the relevant assumptions used in calculating these amounts.
(3)Amounts reflect the aggregate grant date fair value of stock options granted to our named executive officers during the applicable year calculated in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the applicable named executive officer. See Note 10—Stock-based Compensation to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2026 for a discussion of the relevant assumptions used in calculating these amounts.
(4)Amounts listed for 2025 include matching contributions made by the Company under our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

The Company is committed to strong governance standards in its executive compensation practices. The Company's executive compensation philosophy is to attract, motivate, and retain highly skilled leadership team members required to build a successful and innovative company, while closely aligning named executive officer rewards with the long-term interests of our stockholders. Our Compensation Committee administers the program to ensure alignment with company strategy and stockholder interests, and it regularly reviews policies to uphold best practices.

Our Compensation Committee makes compensation decisions over a series of meetings each year. At the start of the year, it (i) reviews performance results from the prior year and determines annual bonus payouts and (ii) reviews and approves any adjustments to base salaries and the design of incentive plans for the new fiscal year. Our Compensation Committee exercises discretion carefully and considers qualitative strategic achievements to ensure pay outcomes fairly reflect performance.
Base Salaries

Each of our named executive officers receives an annual base salary to compensate the named executive officer for services rendered to us. The annual base salary for each named executive officer is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

In an effort to maintain alignment with the Company's compensation philosophy, our named executive officers' base salaries were increased during 2025 to align more closely with the market median. This decision reflected the Compensation Committee’s intent to manage fixed costs at conservative levels, placing emphasis on performance-based pay going forward.

In fiscal year 2024, the initial annual base salaries Mr. DeWitte, Ms. DeWitte and Mr. Bealmear were $224,000, $224,000 and $300,000, respectively. In May 2024, the annual base salaries for Mr. DeWitte, Ms. DeWitte and Mr. Bealmear were increased to $500,000, $400,000 and $400,000, respectively. In fiscal year 2025, the annual base salaries for Mr. DeWitte, Ms. DeWitte and Mr. Bealmear were $625,000, $440,000 and $440,000, respectively. The “Salary” column of the Summary Compensation Table above shows the actual base salaries paid to each named executive officer in each applicable year.
Cash Incentive Compensation
Annual cash bonuses are determined by our Compensation Committee and set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

The discretionary cash bonuses earned by Mr. DeWitte, Ms. DeWitte and Mr. Bealmear for fiscal year 2025 were $406,250, $286,000 and $440,000, respectively, and these discretionary cash bonuses were paid to Mr. DeWitte, Ms. DeWitte and Mr. Bealmear in early 2026. These bonuses reflected strong performance in achieving key corporate milestones during the year.

The discretionary cash bonuses earned by Mr. DeWitte, Ms. DeWitte and Mr. Bealmear for fiscal year 2024 were $212,548, $178,990 and $181,154, respectively. In fiscal year 2024, Mr. DeWitte received a one-time discretionary cash bonus in recognition of his efforts towards Legacy Oklo’s execution of that certain Confidential Letter of Intent to Purchase Power, dated as of February 16, 2024, by and between Legacy Oklo and Equinix, Inc., and Mr. DeWitte, Ms. DeWitte and Mr. Bealmear each received a one-time discretionary cash transaction bonus in recognition of their efforts towards the consummation of the business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated July 11, 2023, by and among the Company (formerly known as AltC Acquisition Corp.), AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC Acquisition Corp., and Legacy Oklo (such transaction and any related transactions, the “Business Combination”), equal to $125,000, $100,000 and $100,000, respectively.
Equity Compensation

We believe strongly in prioritizing equity compensation for employees, and our named executive officers in particular. We believe an equity-focused compensation framework aligns the incentives for our employees with the best interests of stockholders and the Company more broadly.

Prior to the Closing, we maintained the 2016 Stock Incentive Plan (the “2016 Plan”). In connection with the Closing of the Business Combination and the adoption of the 2024 Equity Incentive Plan (the “2024 Plan”), no further awards have or will be granted under the 2016 Plan.

In connection with the Business Combination we adopted, and our stockholders approved, the 2024 Plan in order to facilitate the grant of cash and equity incentives to our and certain of our affiliates’ directors, employees (including our named executive officers) and consultants and to enable us to obtain and retain services of these individuals, which is essential to our long term success. In addition, as part of the Business Combination, we granted 337,079 RSUs to Mr. DeWitte and 235,955 RSUs to each of Ms. DeWitte and Mr. Bealmear. The RSU awards vest with respect to 1/12th of the RSUs on each quarterly anniversary of May 9, 2024, subject to the named executive officer’s continued service with us through the applicable vesting date.

On February 3, 2025, we granted an additional 80,000 RSUs to Mr. Bealmear, which vested in full on November 29, 2025. In addition to the RSU awards, Mr. Bealmear holds a stock option granted under his original hire agreement. This option grants him the right to purchase shares at a set exercise price and vests over five years (20% after one year from the original grant date, with the remainder vesting in equal monthly tranches over the following four years). No new stock options were granted to our named executive officers in fiscal year 2025.

In fiscal year 2025, our Compensation Committee awarded long-term incentive (“LTI”) grants under the 2024 Plan to Mr. DeWitte, Ms. DeWitte and Mr. Bealmear in the form of time-vested RSUs which will vest ratably over a three-year period. The LTI grants made to Mr. DeWitte, Ms. DeWitte and Mr. Bealmear for fiscal year 2025 were 71,811 RSUs, 15,574 RSUs and 15,574 RSUs, respectively. These awards, in connection with the outstanding RSUs granted to our named executive officers in 2024, directly link a significant portion of each named executive officer’s compensation to shareholder value creation. The Compensation Committee believes equity-based compensation, which derives value from the Company’s stock price performance, appropriately incentivizes our named executive officers to drive long-term growth.

As of December 31, 2025, all outstanding named executive officer equity awards consist of time-based RSUs or stock options that vest based on continued service.
Other Elements of Compensation
Employee Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; critical illness insurance; life insurance; accident insurance; hospital indemnity insurance; short and long term disability insurance; and a tax qualified Section 401(k) plan for which we make safe harbor contributions on behalf of our employees.
We do not maintain any executive-specific benefit or perquisite programs.
No Tax Gross-Ups
We did not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us during 2025.
Clawback Policy
In connection with the Business Combination, we adopted an Amended and Restated Policy for the Recovery of Erroneously Awarded Compensation in compliance with SEC rules and NYSE listing standards to recover any excess incentive based compensation from current and former executive officers after an accounting restatement.

Employment Arrangements with Our Named Executive Officers and Our Other Executive Officers
In May 2024, we entered into employment agreements (each, an “Employment Agreement”) with Mr. DeWitte, Ms. DeWitte and Mr. Bealmear. The Employment Agreements superseded the prior employment offer letters with Mr. DeWitte, dated June 1, 2015 (the “Original Mr. DeWitte Agreement”), Ms. DeWitte, dated June 1, 2015 (the “Original Ms. DeWitte Agreement”) and Mr. Bealmear (the “Original Bealmear Agreement” and together, with the Original Mr. DeWitte Agreement and the Original Ms. DeWitte Agreement, the “Original Employment Agreements”).
Employment Agreements
Each Employment Agreement provides for at-will employment which will continue for an indefinite term until the applicable named executive officer’s employment is terminated.
Pursuant to the Employment Agreements, each named executive officer was entitled to receive an annual base salary for fiscal year 2024 as set forth in the table below. In addition, each named executive officer will be eligible to receive an annual discretionary cash bonus of up to fifty percent (50%) of the named executive officer’s annual base salary, with the actual amount determined at the sole discretion of the Board, and received an initial grant of RSUs (each, an “initial grant”) with a value as set forth in the table below. The grants were effective upon the effectiveness of our Form S-8 registration statement on July 9, 2024 and each will vest in quarterly installments over the three-year period commencing on May 9, 2024, subject to the named executive officer’s continued employment through each applicable vesting date.
The following table sets forth each named executive officer’s title, annual base salary, and initial grant’s target grant date value as outlined in the Employment Agreements:

Named Executive Officer	Title	2024 Annual Base Salary ($)	Initial Grant Target Grant Date Value ($)
Jacob DeWitte	Chief Executive Officer	500,000	3,000,000
Caroline DeWitte	Chief Operating Officer	400,000	2,100,000
R. Craig Bealmear	Chief Financial Officer	400,000	2,100,000

Pursuant to the terms of the Employment Agreements, each named executive officer is eligible for paid time off pursuant to Company policy and to participate in our executive benefit plans.
The Employment Agreements further provide that, if the named executive officer’s employment is terminated by us without “cause” or by the named executive officer for “good reason” (each, as defined in the applicable Employment Agreement) (in either case, an “involuntary termination”), the named executive officer will receive the following severance payments and benefits: (i) base salary continuation payments during the 12 month period following the termination date; (ii) a lump sum payment equal to any accrued but unpaid annual bonus for the prior fiscal year; (iii) a lump sum payment equal to the named executive officer’s full annual bonus for the year during which the termination date occurs; (iv) 12 months of Company paid continued healthcare coverage; and (v) accelerated vesting of any portion of each outstanding time vesting equity award then held by the named executive officer that would have vested had the named executive officer’s employment continued for 36 months following such termination.
Each named executive officer instead will receive the following severance payments and benefits if the named executive officer experiences an involuntary termination during the period commencing three months before a “change in control” (as defined in the applicable Employment Agreement) and ending twelve months following a change in control: (i) a lump sum payment equal to the named executive officer’s base salary (reduced by any base salary continuation already paid); (ii) a lump sum payment equal to any accrued but unpaid annual bonus for the prior fiscal year; (iii) a lump sum payment equal to the named executive officer’s annual bonus for the year during which the termination date occurs, prorated based on the number of days that have elapsed during the current fiscal year; (iv) 12 months of Company paid continued healthcare coverage; and (v) full accelerated vesting of each outstanding time vesting equity award then held by the named executive officer (or, a cash payment in respect of any equity awards that were terminated without payment prior or upon the closing of the change in control).
The severance payments and benefits described above are subject to the named executive officer’s timely execution of a release of claims in our favor and are in addition to any accrued amounts.

Further, each Employment Agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to the named executive officer will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after tax treatment to the named executive officer.
Other Agreements with Jacob DeWitte
Prior to entering into his Employment Agreement, we and Mr. DeWitte were party to the Original Mr. DeWitte Agreement, pursuant to which Mr. DeWitte received a base salary at an annual rate of $74,000 for 2015, which base salary was adjustable from time to time in accordance with normal business practice and in our sole discretion. Mr. DeWitte’s annual base salary immediately prior to entering the Employment Agreement was $295,000.

In addition, Mr. DeWitte is party to a Founder Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for one year post termination of employment.

Other Agreements with Caroline DeWitte
Prior to entering into her Employment Agreement, we and Ms. DeWitte were party to the Original Ms. DeWitte Agreement, pursuant to which Ms. DeWitte received a base salary at an annual rate of $74,000 for 2015, which base salary was adjustable from time to time in accordance with normal business practice and in our sole discretion. Ms. DeWitte’s annual base salary immediately prior to entering the Employment Agreement was $285,000.
In addition, Ms. DeWitte is party to a Founder Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for one year post termination of employment.
Other Agreements with R. Craig Bealmear
Prior to entering into his Employment Agreement, we and Mr. Bealmear were party to the Original Bealmear Agreement, pursuant to which Mr. Bealmear received a base salary at an annual rate of $300,000 for 2023, which base salary was adjustable from time to time in accordance with normal business practice and in our sole discretion. Pursuant to the terms of the Original Bealmear Agreement, Mr. Bealmear was eligible to earn an annual bonus at a target rate of 50%.
Pursuant to the Original Bealmear Agreement, we granted Mr. Bealmear a stock option that vests and becomes exercisable over a five year period based on Mr. Bealmear’s continuous service through the vesting date, with respect to 1/5th of the underlying shares on the first anniversary of August 1, 2023 and with respect to 1/60th of the underlying shares on each monthly anniversary of such date thereafter.
In addition, Mr. Bealmear is party to an Invention and Non-Disclosure Agreement and a Non-Solicitation Agreement, which contains (i) customary invention assignment and confidentiality provisions and (ii) a non-solicit covenant for one year post termination of employment.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jacob DeWitte	7/10/2024	—	—	—	—	168,539(1)	12,094,359
	12/22/2025	—	—	—	—	47,874(2)	3,435,438
Caroline DeWitte	7/10/2024	—	—	—	—	117,977(1)	8,466,030
	12/22/2025	—	—	—	—	10,383(2)	745,084
R. Craig Bealmear	12/23/2023	268,688	707,071(3)	3.18	12/23/2033
	7/10/2024	—	—	—	—	117,977(1)	8,466,030
	12/22/2025	—	—	—	—	10,383(2)	745,084

(1)These RSU awards vest with respect to 1/12th of the RSUs on each quarterly anniversary of May 9, 2024, subject to the applicable named executive officer’s continued service with us through the applicable vesting date.
(2)These RSU awards vest in three substantially equal annual installments beginning on December 31, 2025, subject to the applicable named executive officer’s continued service with us through the applicable vesting date.
(3)This option vests and becomes exercisable with respect to 1/5th of the underlying shares on the first anniversary of August 1, 2023 and with respect to 1/60th of the underlying shares on each monthly anniversary of such date thereafter, subject to Mr. Bealmear’s continued employment with us through the applicable vesting date.

Director Compensation
2025 Director Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to our non-employee directors who served on our Board during the year ended December 31, 2025. Mr. DeWitte and Ms. DeWitte, who served as Chief Executive Officer and Chief Operating Officer, respectively, are also members of our Board but did not receive any additional compensation for their service as directors, and therefore are not included in the Director Compensation Table below. See the section entitled “Summary Compensation Table” above for information regarding the compensation paid to Mr. DeWitte and Ms. DeWitte in 2025.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sam Altman(2)(3)	—	—	—
Michael Klein(2)	—	—	—
Richard W. Kinzley	90,000	152,719	242,719
Lt. Gen. (ret.) John Jansen	85,000	152,719	237,719
Chris Wright(4)	—	—	—
Michael Thompson	57,944	106,550	164,495
Daniel B. Poneman	69,889	93,933	163,822
(1)Amounts reflect the aggregate grant date fair value of RSU awards granted to our directors calculated in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the director. See Note 10—Stock-based Compensation to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2026, for a discussion of the relevant assumptions used in calculating these amounts.
(2)Concurrently with our adoption of our Non-Employee Director Compensation Program, Messrs. Altman and Klein each waived any compensation and benefits that would otherwise be payable to him under the Non-Employee Director Compensation Program.
(3)Mr. Altman resigned from our Board effective April 22, 2025.
(4)Mr. Wright resigned from our Board effective February 3, 2025.

The table below shows the aggregate number of unvested stock awards held as of December 31, 2025 by each non-employee director.

Name	RSUs Outstanding at Fiscal Year End
Sam Altman	—
Michael Klein	—
Richard W. Kinzley	3,111
Lt. Gen. (ret.) John Jansen	3,111
Chris Wright	—
Michael Thompson	3,446
Daniel B. Poneman	3,617

Director Compensation Program
In connection with the Business Combination, we approved and adopted a non-employee director compensation program (the “Non-Employee Director Compensation Program”), under which each non-employee member of our Board (each, an “Eligible Director”) is eligible to receive cash based annual retainer fees and long-term stock-based awards. Concurrently with the adoption of the Non-Employee Director Compensation Program, Messrs. Altman and Klein each waived any compensation and benefits that would otherwise be payable to him under the Non-Employee Director Compensation Program.
Under the Non-Employee Director Compensation Program, each non-employee director who was an Eligible Director as of May 9, 2024, received an RSU award covering shares of our common stock under the 2024 Plan on July 9, 2024 (each, a “2024 Award”) with an aggregate dollar-denominated value of $150,000. These 2024 Awards vest in full on the one year anniversary of May 9, 2024, subject to the applicable Eligible Director’s continued service. In addition, each 2024 Award will vest in full upon a change in control (as defined in the 2024 Plan) of the Company if the Eligible Director will not become a member of the Board or the board of directors of the ultimate parent of the Company as of immediately following such change in control.

The Non-Employee Director Compensation Program consists of the following components:
Cash compensation
•Annual Retainer: $70,000
•Annual Audit Committee Chairperson Retainer: $20,000
•Annual Compensation Committee Chairperson Retainer: $15,000
•Annual Nominating and Corporate Governance Chairperson Retainer: $15,000
Annual cash retainers will be paid in quarterly installments in arrears and will be prorated for any partial calendar quarter of service.
Equity Compensation
An Eligible Director who is serving on our Board as of the date of the annual meeting of the Company’s stockholders in calendar year 2025 was granted, on such annual meeting date, an RSU award with a dollar-denominated value of approximately $125,000. Effective February 4, 2026, each new director appointed or elected to our Board will receive an initial RSU award with a dollar-denominated value of approximately $314,000, and each Eligible Director serving on our Board as of the date of the annual meeting of the Company’s stockholders each calendar year (beginning with calendar year 2026) will be granted, on such annual meeting date, an RSU award with a dollar-denominated value of approximately $200,000. Each annual grant will vest in full on the one year anniversary of the applicable grant date, subject to continued service through the applicable vesting date. In addition, each annual grant will vest in full upon a change in control of the Company if the Eligible Director will not become a member of the Board or the board of directors of the ultimate parent of the Company as of immediately following such change in control.
Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2024 Plan.
Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 6, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power.

Applicable percentage ownership is based on 173,919,838 shares of common stock outstanding as of April 6, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 6, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 3190 Coronado Dr., Santa Clara, CA 95054. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock
Greater than 5% Stockholders:
BlackRock, Inc.(2)	14,419,350	8.29%
Directors and Named Executive Officers:
Jacob DeWitte(3)(4)	21,159,091	12.16%
Caroline DeWitte(3)(4)	21,159,091	12.16%
R. Craig Bealmear(5)	655,675	*
Michael Klein(6)	150,000	*
Richard W. Kinzley(7)	18,865	*
Lt. Gen. (ret.) John Jansen(8)	15,465	*
Michael Thompson	—	—
Daniel B. Poneman	37,000	*
David A. Christian	—	—
Derek Kan	—	—
David Park	—	—
Dr. Mark Peters(9)	100	*
All Directors and Executive Officers as a group (13 individuals)(10)	22,082,919	12.70%

* Less than one percent.

(1)Unless otherwise indicated, excludes RSUs that have vested, but not settled.
(2)Based solely on a Schedule 13G filed with the SEC on January 21, 2026, by BlackRock, Inc. Such filing discloses that, as of December 31, 2025, BlackRock, Inc. has shared voting power over 14,008,793 shares of common stock and shared dispositive power over 14,419,350 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards New York, New York 10011.
(3)Includes (i) 691,533 shares of common stock held of record by Mr. DeWitte, (ii) 658,039 shares of common stock held of record by Ms. DeWitte; (iii) 656,483 shares of common stock held of record by Mr. DeWitte's GRAT, (iv) 689,479 shares of common stock held of record by Ms. DeWitte's GRAT, (v) 1,000,000 shares of common stock held of record by Mr. DeWitte's GRAT No. 2, (vi) 1,000,000 shares of common stock held of record by Ms. DeWitte's GRAT No. 2, (vii) 7,851,901 shares of common stock held of record by Mr. DeWitte's Family Trust, (viii) 7,583,085 shares of common stock held of record by Ms. DeWitte's Family Trust, (ix) 506,807 shares of common stock held of record by Mr. DeWitte's GRAT No. 3, (x) 474,011 shares of common stock held of record by Ms. DeWitte's GRAT No. 3, (xi) 28,090 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Mr. DeWitte, and (xii) 19,663 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Ms. DeWitte.
(4)Mr. DeWitte and Ms. DeWitte are married and, as a result, may be deemed to share beneficial ownership of each other's securities.
(5)Includes (i) 386,008 shares of common stock held of record by Mr. Bealmear, (ii) 250,004 options exercisable within 60 days of April 6, 2026, and (iii) 19,663 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Mr. Bealmear.

(6)Includes 150,000 shares of common stock held of record by M. Klein Associates, Inc. Mr. Klein is the controlling stockholder of M. Klein Associates, Inc. and, as a result, may be deemed to have beneficial ownership of the shares held of record by M. Klein Associates, Inc.
(7)Includes (i) 15,754 shares of common stock held of record by the Richard W. and Cynthia M. Kinzley Revocable Trust, and (ii) 3,111 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Mr. Kinzley.

(8)Includes (i) 12,354 shares of common stock held of record by Lieutenant General (Ret.) John Jansen, and (ii) 3,111 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Mr. Jansen.
(9)Includes 100 shares of common stock held of record by the Peters Family Trust.
(10)Includes (i) 26,037 shares of common stock held of record by Mr. Goodwin, and (ii) 20,686 RSUs, which are vested or scheduled to vest within 60 days of April 6, 2026 held of record by Mr. Goodwin.

EQUITY COMPENSATION PLAN INFORMATION
The following table includes details about our equity compensation practices, by providing details about securities issuance under our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)(4)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(5)	9,325,830	2.11	15,247,059
Equity compensation plans not approved by security holders	—	—	—
Total	9,325,830	2.11	15,247,059

(1)Represents (i) 2,857,390 shares that may be issued upon vesting of outstanding RSU awards granted under the 2024 Plan and (ii) 6,468,440 shares that may be issued upon the exercise of outstanding options granted under the 2016 Plan. As of December 31, 2025, no rights to purchase our common stock had been granted under our 2024 Employee Stock Purchase Plan (the "2024 ESPP").
(2)Represents the weighted-average exercise price of the outstanding stock options. RSUs and performance shares do not have an exercise price and are not included in the weighted-average exercise price.
(3)Includes 12,805,133 shares of common stock available for issuance under the 2024 Plan and 2,411,926 shares of common stock available for issuance under the 2024 ESPP. No additional awards will be granted under the 2016 Plan and, as a result, no shares remain available for issuance for new awards under the 2016 Plan.

(4)The 2024 Plan provides for an annual automatic increase to the number of shares reserved for issuance thereunder, on the first day of each January during the term of the 2024 Plan beginning on January 1, 2025 and ending on January 1, 2034, by an amount equal to the lesser of (i) 5% of the total number of shares of common stock actually issued and outstanding on the last day of the preceding fiscal year and (ii) a number of shares of common stock as is determined by our Board. The 2024 ESPP provides for an annual automatic increase to the number of shares reserved for issuance thereunder, on the first day of each January during the term of the 2024 ESPP beginning on January 1, 2025 and ending on January 1, 2034, by an amount equal to the lesser of (i) 1% of the total number of shares of common stock actually issued and outstanding on the last day of the preceding fiscal year and (ii) a number of shares of common stock as is determined by our Board.
(5)Consists of the 2024 Plan, the 2016 Plan and the 2024 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2025, except as described below, there have been no transactions or proposed transactions in which: (i) we have been or are to be a participant; (ii) the amount involved exceeded or exceeds $120,000; and (iii) any of our directors (including director nominees), executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

On June 25, 2025, the Company entered into an agreement under which M. Klein & Company, through its affiliate, The Klein Group LLC, will provide financial advisory and strategic services. Mr. Michael Klein, who currently serves as a director of the Company, maintains a direct controlling interest in M. Klein & Company. The advisory agreement is for a term of one year and requires the Company to pay a $250,000 quarterly retainer fee, in addition to other potential fees depending on the outcomes of certain transactions. During the year ended December 31, 2025, the Company made total payments of $500,000 under the agreement. The agreement was reviewed and approved by our Audit Committee in accordance with the Company’s related person transaction policy described below.

Statement of Policy Regarding Transactions with Related Persons
The Company has adopted a formal written policy (the “Related Person Transaction Policy”) providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Audit Committee, subject to certain exceptions.
The Related Person Transaction Policy sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions as set forth in Related Person Transaction Policy, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest. In reviewing and approving any such transactions, the disinterested members of the Audit Committee are tasked to consider all relevant facts and circumstances, including but not limited to, whether the transaction was undertaken in the ordinary course of business of the Company, the business purpose for entering into a transaction with a related person versus an unrelated third party and whether the transaction with the related person is entered into on terms no less favorable to the Company than the terms that could have been reached with an unrelated party.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 3190 Coronado Dr., Santa Clara, CA 95054 in writing not later than December 22, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 3, 2027 and no later than March 5, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 3, 2027, then our Corporate Secretary must receive such written notice not earlier than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, certain officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely upon a review of the reports filed with the SEC and written representations from such persons, we believe that during the fiscal year ended December 31, 2025, all required Section 16(a) filings were timely made, except as follows: two late Forms 4, each reporting one transaction, for each of Jacob DeWitte, Caroline DeWitte (Cochran) and R. Craig Bealmear; one late Form 4 reporting one transaction related to the grant of equity awards for each of Patrick J. Schweiger and William Goodwin; and one late Form 5 reporting one transaction related to the grant of equity awards for each of Jacob DeWitte, Caroline DeWitte (Cochran), R. Craig Bealmear, Patrick J. Schweiger and William Goodwin.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
In connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders, we intend to file this Proxy Statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

OKLO

OKLO INC.
3190 CORONADO DR.
SANTA CLARA, CA 95054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OKLO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88862-P47147

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OKLO INC.

The Board of Directors recommends you vote FOR all the nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Caroline DeWitte
02) Richard W. Kinzley
03) Dr. Mark Peters

The Board of Directors recommends you vote FOR the following proposal:

NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88863-P47147

OKLO INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2026 12:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jacob DeWitte and R. Craig Bealmear, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of OKLO INC. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 12:00 p.m. ET on June 3, 2026, virtually at www.virtualshareholdermeeting.com/OKLO2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side